UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2010

MILLER PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(423) 663-9457

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

On June 29, 2010, we issued a press release announcing that our subsidiary Cook Inlet Energy, LLC was one of nine successful bidders in State of Alaska’s Division of Oil & Gas Cook Inlet Areawide 2010 Competitive Oil and Gas Lease Sale.  There were 38 bids for 36 tracts covering an estimated 144,640 acres of State of Alaska oil and gas acreage.  Cook Inlet Energy bid on seven tracts and was the successful high bidder on each of those tracts which cover an estimated 27,520 acres.  Cook Inlet Energy’s winning bid for these seven tracts was $908,800.  All of Cook Inlet Energy’s bids completed acreage positions covering prospects acquired in its purchase of a portfolio of Pacific Energy Alaska assets late last year.

On June 30, 2010, we issued a press release announcing that we have joined the broad-market Russell 3000® Index, small capitalization Russell 2000® Index, Russell Microcap®, and Russell Global® Index. The Russell Indexes measure the performance of U.S. companies in the investable U.S. equity markets. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Petroleum, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibit

99.1

Press release dated June 29, 2010 announcing Alaskan Lease acquisitions

99.2

Press release dated June 30, 2010 announcing listing on Russell Indexes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: June 30, 2010

By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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